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                                                                    Exhibit 10.5

                                      FORM
                                      LEASE

                                TABLE OF CONTENTS

1.   PREMISES; CONDITION AND EXPANSION OF PREMISES
2.   LEASE TERM
3.   BASE RENT
4.   USE OF PREMISES
5.   PRIVILEGES OF HOSPIRA EMPLOYEES
6.   UTILITIES AND OTHER SERVICES FURNISHED BY LANDLORD
7.   EXTRA SERVICES
     A.   Landlord's Delivery of Extra Services
     B.   Charges for Extra Services
     C.   Changes to Extra Services
     D.   Transitional Nature of Extra Services
     E.   Cooperation
     F.   Use of Third Parties to Provide the Extra Services
     G.   Early Termination of Extra Services
     H.   Information Transmission
     I.   Mutual Cooperation
     J.   Limitation on Liability for Failure to Provide Extra Services
     K.   Third Party Claims
     L.   Title to Intellectual Property
8.   ALTERATIONS AND REPAIRS
9.   MAINTENANCE AND REPAIR
10.  ASSIGNMENT - SUBLEASE
11.  INDEMNIFICATION AND INSURANCE
12.  INSPECTION
13.  EMINENT DOMAIN
14.  FIRE AND OTHER CASUALTY
15.  WAIVER OF SUBROGATION
16.  DEFAULTS AND REMEDIES
     A.   Defaults by Tenant
     B.   Landlord's Remedies
     C.   Landlord's Default and Tenant's Remedies
17.  NOTICES
18.  HOLDING OVER
19.  SUCCESSORS OR ASSIGNS
20.  SUBORDINATION
21.  QUIET ENJOYMENT
22.  PARKING
23.  SALE BY LANDLORD
24.  ESTOPPEL CERTIFICATE
25.  TRANSFER OF PERSONAL PROPERTY, EQUIPMENT AND TRADE FIXTURES
26.  HAZARDOUS MATERIALS

27.  CERTAIN RIGHTS RESERVED TO LANDLORD
28.  CONFIDENTIALITY
29.  DISBARMENT AND EXCLUSION
30.  MISCELLANEOUS
     A.   Time of the Essence
     B.   Governing Law/Compliance with Laws
     C.   Lease Modification
     D.   Alternative Dispute Resolution
     E.   Independent Contractors
     F.   Force Majeure
     G.   Limitation of Liability
     H.   Exclusion from Liability Limitation
31.  NO REAL ESTATE BROKERS
Exhibits
A    Diagram of Premises
A-1  Schedule of Rents
B-1  Included Services
B-2  Additional Services
B-3  Extra Services (Not Terminable by Landlord)
B-4  Extra Services (Terminable by Landlord)
B-5  Charges For Services
C    Rules and Regulations
D    Dispute Resolution
E    Hazardous Materials Disclosure Certificate

                  [OFFICE/WAREHOUSE/INDUSTRIAL BUILDING] LEASE

     THIS LEASE (this "Lease") made this ___ day of __________, 2004 (the "Effective Date"), between Abbott Laboratories, an Illinois corporation (hereinafter referred to as "Landlord"), and Hospira, Inc. a Delaware corporation (hereinafter referred to as "Tenant"). Landlord and Tenant are sometimes collectively referred to herein as the "Parties".

                              W I T N E S S E T H:

     The following schedule (the "Schedule") is an integral part of this Lease:

                                    SCHEDULE

1.   Tenant:  Hospira, Inc.

2. Premises: 239,136 square feet of manufacturing and laboratory facilities located in North Chicago, Illinois.

3.   Effective Date:  __________, 2004

4. Termination Date: __________, 2014. Subject to early termination right set forth in PARAGRAPH 2.

5.   Tenant's Address for Notices:     Hospira, Inc.
                                       Attn: Vice President Administration,
                                       Purchasing and Real Estate
                                       Dept. ___; Bldg. 1
                                       275 North Field Drive
                                       P.O. Box 5045
                                       Lake Forest, Illinois  60045-5045
                                       Phone: (224) 212-____
                                       Fax: (224) 212-____

                                       with a copy to:

                                       Hospira, Inc.
                                       Legal Department
                                       Attn:  General Counsel
                                       Dept. ____; Bldg. 1
                                       275 North Field Drive
                                       P.O. Box 5045
                                       Lake Forest, Illinois 60045-5045
                                       Phone: (224) 212-____
                                       Fax: (224) 212-____

6.   Landlord's Address for Notices:   Abbott Laboratories
                                       Corporate Engineering Division

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                                       Attention: Vice President, Corporate Real
                                                  Estate
                                       Department 052T; Bldg. AP52-S
                                       200 Abbott Park Road
                                       Abbott Park, Illinois 60064-6212
                                       Phone: (847) 938-1301
                                       Fax: (847) 937-1533

                                       with a copy to:

                                       Abbott Laboratories
                                       Attention: Executive Vice President and
                                                  General Counsel
                                       Dept. 364; Bldg. AP6D
                                       100 Abbott Park Road
                                       Abbott Park, Illinois  60064
                                       Phone: (847) 937-6100
                                       Fax: (847) 938-6277

     That the Parties hereto do hereby mutually agree as follows:

     1.   Premises; Condition and Expansion of Premises.

     A. Tenant hereby leases from Landlord those certain premises (hereinafter referred to as the "Premises") depicted by cross-hatching on the diagram attached hereto as EXHIBIT A. As used in this Lease, the "Building" shall mean that certain building located at 1401 Sheridan Road, North Chicago, Illinois 60064, commonly known as the M3 Building, and including the use in common with the Landlord of the Building, the common areas and parking areas serving the Building. Landlord shall install firewalls to separate the private networks of the Landlord and Tenant. These separation firewalls shall be deployed at both the Landlord's and Tenant's networks on either end of the Inter-Company Link and Gigabit connection. Other than Landlord's installation of the firewalls, Tenant acknowledges that it is leasing the Premises "as is" without any representation or warranty.

     B. Tenant shall have the right to reduce the size of the Premises at any time during the Term upon not less than ninety (90) days written notice to Landlord, at which time Base Rent (as described in PARAGRAPH 3 below) shall be proportionately reduced. Each reduction of the Premises shall comprise a minimum of 2,000 square feet of space contiguous to Abbott useable space.

     C. Upon the written agreement of the Parties, Tenant shall be permitted to add space within the Building or adjacent to the Building on the same general terms and conditions of this Lease.

     2. LEASE TERM. The term (the "Term") of this Lease shall commence on the Effective Date and shall end on __________, 200_ (the "Termination Date"). Notwithstanding

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the foregoing, Tenant shall have the right to terminate this Lease at any time upon not less than 180 days written notice to Landlord.

     3. BASE RENT. Tenant agrees to pay as annual base rent ("Base Rent") Landlord's fully burdened cost per square foot of the Premises for each year ("Lease Year") during the Term payable in equal monthly installments ("Monthly Base Rent"). Monthly Base Rent for each Lease Year is set forth in the Schedule attached hereto as EXHIBIT A-1. The obligation to pay Rent (defined below) shall commence on the Effective Date. The first Lease Year shall commence on the Effective Date and end on December 31, 2004, and each succeeding Lease Year shall commence on January 1 of the following calendar year. The final Lease Year shall commence on January 1, 2014 and end on ___________ __, 2014. Rent shall be paid to Landlord in advance on or before the first day of each month of the Term, and shall be payable to Landlord at the address shown in the Schedule, or at such other place as Landlord may direct from time to time in writing. If the Term shall commence on a day other than the first day of a calendar month, Tenant shall pay a prorated monthly Rent for such initial partial month. Payments not made when due shall bear interest at a rate per annum equal to the rate which Citibank N.A. (or its successor or another major money center commercial bank agreed to by the Parties) announces as its prime lending rate, as in effect from time to time plus two percent (2%).

     All Base Rent and the cost of any Additional Services or Extra Services provided pursuant to PARAGRAPHS 6 and 7 hereof, together with any other sum required to be paid by Tenant pursuant to this Lease (such sums are collectively referred to herein as "Rent") shall be paid when due, without demand, deduction, offset or discount and all in lawful money of the United States. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease.

     4. USE OF PREMISES. The Premises shall be occupied and used only for office, laboratory and manufacturing purposes and for no other purpose. Without limiting the generality of the foregoing, no use shall be made of the Premises nor acts done which will increase the existing rate of insurance upon the Building or cause a cancellation of any insurance policy covering the Building or any part thereof. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.

     Tenant agrees that Tenant, together with any other Person (as defined below) entering the Premises with Tenant's permission, will comply with (i) all federal, state and municipal laws, ordinances and regulations applicable to Tenant's use and occupancy of the Premises, (ii) all covenants, conditions and restrictions of record applicable to Tenant's use and occupancy of the Premises, and (iii) the rules and regulations attached hereto as EXHIBIT C together with all other reasonable rules and regulations which Landlord may reasonably make from time to time for the management, safety, care and cleanliness of the Building, consistent with the same rules and regulations which Landlord implements for its other buildings with analogous uses. The violation of any such items shall be deemed a material breach of this Lease by Tenant. "PERSON"

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means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

     5. PRIVILEGES OF HOSPIRA EMPLOYEES. Tenant, its employees and invitees, may use in common with Landlord, its employees and invitees the conference rooms located in the Building, the cafeteria serving the Building and the exercise facilities serving the Building. Tenant's use of conference rooms shall be in accordance with Landlord's reservation procedures. Tenant's use of exercise facilities and the cafeteria shall be in accordance with the rules and procedures applicable to Landlord's employees.

     6.   UTILITIES AND OTHER SERVICES FURNISHED BY LANDLORD. On a twenty-four
(24) hour and seven (7) days per week basis, Landlord shall furnish to Tenant during the Term: (i) automatic passenger elevator service; (ii) restroom facilities with hot and cold water; (iii) heating and air conditioning, as appropriate (excluding Tenant process areas); (iv) emergency lighting, electricity for lighting, computers, telecommunications equipment but excluding any electricity used in providing the Additional Services (as defined below) or the Extra Services (as defined below); and (v) cold water as required for existing plumbing for the Premises.

     Consistent with Landlord's current practice with respect to Landlord's own buildings which are analogous to the Building, Landlord shall furnish to Tenant the services described in EXHIBIT B-1 which may be changed from time to time in Landlord's reasonable discretion upon thirty (30) days advance written notice to Tenant. Upon written request and reasonable written notice, Landlord shall furnish janitorial, cleaning and security services during weekend hours at rates determined in accordance with EXHIBIT B-5 attached hereto. During normal business hours and upon written request and reasonable prior notice, Landlord shall furnish freight elevator service to Tenant.

     Landlord may, but shall have no obligation to, provide, at Tenant's request, any other Additional Services as it is reasonably possible for Landlord to provide within a reasonable period after the time such additional service is requested (each, an "Additional Service") including, but not limited to, the services described in EXHIBIT B-2 attached hereto.

     To the extent Landlord incurs any additional cost or expense as a result of Landlord providing Additional Services at Tenant's request, Tenant shall reimburse Landlord for such cost or expense, such amount to be considered additional Rent hereunder. All charges for such Additional Services shall be due and payable at the same time as the installment of Monthly Base Rent with which they are billed, or if billed separately, shall be due and payable within thirty
(30) days after Tenant receives Landlord's bill therefor. Any such billings for Additional Services shall include an itemization of the Additional Services rendered and the charge for each such service, which charge shall be calculated as Landlord's fully burdened cost to perform such services, determined in accordance with EXHIBIT B-5. The Additional Services shall be performed by Landlord in the same manner Landlord performs such services for itself.

     If the Tenant fails to promptly pay charges for Additional Services, Landlord, upon not less than ten (10) days' notice, may, in addition to any other remedies available to Landlord, discontinue furnishing Additional Services until such time as Tenant has made payment therefor. Such discontinuance shall not be deemed an eviction or disturbance of Tenant's use of the Premises, shall not render Landlord liable for damages, nor shall it relieve Tenant from performance of Tenant's obligations under this Lease.

     Landlord shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of any utilities and services to be provided by Landlord hereunder due to any cause whatsoever, other than Landlord's negligence or willful misconduct, and no temporary interruption or failure of such utilities and services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder, including, without limitation, the payment of Rent.

     7.   EXTRA SERVICES.

     A. LANDLORD'S DELIVERY OF EXTRA SERVICES. At Tenant's expense, Landlord shall furnish the extra services described on EXHIBITS B-3 and B-4 attached hereto ("EXTRA SERVICES").

               1. Landlord shall perform all Extra Services in a manner which is substantially similar in nature, quality and timeliness to the analogous services provided by Landlord prior to the Commencement Date.

               2. Landlord shall perform its duties and responsibilities hereunder in good faith based on its past practices. Landlord shall not be liable or held accountable, in damages or otherwise, for any error of judgment or any mistake of fact or law or for anything that Landlord does or refrains from doing in good faith hereunder, except in the case of its gross negligence or willful misconduct.

               3. Nothing in this Lease shall require Landlord to perform any Extra Service in a manner that would constitute a violation of applicable laws.

               4. Landlord shall not be obligated to perform any Extra Service in a volume or quantity which exceeds the planned 2004 volumes or quantities of analogous services performed for the applicable operation of Tenant, without reference to the transactions contemplated by the Separation and Distribution Agreement of even date herewith between Landlord and Tenant (the "Separation and Distribution Agreement"). Tenant may request a higher volume or quantity of such historical volumes or quantities of an Extra Service, which request Landlord may accept or reject in its sole discretion. If Landlord agrees to such a request, the Parties shall cooperate and act in good faith to make any modifications to the applicable Schedule for such Extra Service.

               5. (i) Landlord will not be required to perform any of the Extra Services for the benefit of any Person other than Tenant, and
          (ii) EXCEPT AS EXPRESSLY PROVIDED ABOVE IN THIS PARAGRAPH 7A., EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL EXTRA SERVICES

          AND PRODUCTS ARE PROVIDED ON AN "AS-IS" BASIS AND THAT, LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EXTRA SERVICES AND PRODUCTS, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT OR ANY OTHER WARRANTY WHATSOEVER.

     B. CHARGES FOR EXTRA SERVICES. The charges for the Extra Services (the "Extra Service Charges") shall be determined in accordance with EXHIBIT B-5. If the Tenant fails to timely pay Landlord's charges for Extra Services, Landlord, upon not less than ten (10) days' notice, may, in addition to any other remedies available to Landlord, discontinue furnishing such Extra Services until such time as Tenant has made payment therefor. No such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant's obligations under this Lease.

     C. CHANGES TO EXTRA SERVICES. Except as provided in PARAGRAPH 7F. below, the Parties acknowledge that Landlord may make changes from time to time in the manner of performing the Extra Services if Landlord is making similar changes in performing analogous services for itself and if Landlord furnishes to Tenant substantially the same notice (in content and timing, but in any event no less than thirty (30) days) as Landlord shall furnish to others in its own organization respecting such changes. No such change shall affect the Extra Services Charges for the applicable Extra Service.

     D. TRANSITIONAL NATURE OF EXTRA SERVICES. The Parties acknowledge the transitional nature of the Extra Services and agree to cooperate in good faith and to use commercially reasonable efforts to effectuate a smooth transition of the Extra Services from Landlord to Tenant (or its designee).

     E. COOPERATION. In the event that (i) there is nonperformance of any Extra Service as a result of a Force Majeure (as defined in PARAGRAPH 30.F. below), or (ii) the provision of an Extra Service would violate applicable law, the Parties agree to work together in good faith to arrange for an alternative means by which Tenant may obtain, at Tenant's sole cost, the Extra Service so affected.

     F. USE OF THIRD PARTIES TO PROVIDE THE EXTRA SERVICES. Landlord may perform its obligations through its Subsidiaries (as defined below) or, if Landlord is obtaining analogous services for itself from agents, subcontractors or independent contractors, through the use of such agents, subcontractors or independent contractors if Landlord furnishes Tenant substantially the same notice (in content and timing) as Landlord shall furnish to its own organization respecting such use of Third Parties. If Landlord is not obtaining analogous services for itself from Third Parties, Landlord may perform its obligations hereunder through the use of agents, subcontractors or independent contractors only upon obtaining the prior written consent of Tenant. Notwithstanding the foregoing, Landlord shall not be relieved of its obligations under this Lease by use of such Subsidiaries, agents, subcontractors or contractors. "SUBSIDIARY" or "Subsidiaries" means another Person or Persons directly or indirectly controlled by such first

Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person(s), whether through ownership of voting securities or other interests, by contract or otherwise.

     G. EARLY TERMINATION OF EXTRA SERVICES. Tenant shall have the right at any time during the Term to terminate its obligation to purchase any individual Extra Service, upon the giving of one hundred eighty (180) days, advance written notice to Landlord. Effective on the second anniversary of the Effective Date and any time thereafter, Landlord shall have the right, upon one hundred eighty 180 days advance written notice to Tenant, to terminate its obligation to provide any of the Extra Services described on EXHIBIT B-4.

     H. INFORMATION TRANSMISSION. On or prior to the last day of the term of an Extra Service, Landlord shall use reasonable commercial efforts to support any transfer of Information concerning the relevant Extra Services to Tenant. If requested by Tenant, Landlord shall deliver to Tenant, within such time periods as the Parties may reasonably agree, all Information received or computed for the benefit of Tenant during the term of an Extra Service, in electronic and/or hard copy form; provided, however, that (i) Landlord shall not have any obligation to provide Information in any non-standard format, and (ii) Landlord shall be reimbursed for its reasonable out-of-pocket costs for providing Information in any format other than its standard format.

     I. MUTUAL COOPERATION. The Parties shall cooperate with each other in connection with the performance of the Extra Services hereunder, including producing on a timely basis all Information that is reasonably requested with respect to the performance of Extra Services and the transition of such Extra Services at the end of their applicable term; provided, however, that such cooperation shall not unreasonably disrupt the normal operations of the Parties.

     J. LIMITATIONS ON LIABILITY FOR FAILURE TO PROVIDE EXTRA SERVICES. FOR EACH TWELVE (12) MONTH PERIOD DURING THE TERM, THE FIRST SUCH PERIOD COMMENCING ON THE EFFECTIVE DATE AND SUBSEQUENT SUCH PERIODS COMMENCING ON EACH YEARLY ANNIVERSARY THEREAFTER, THE MAXIMUM LIABILITY OF LANDLORD TO, AND THE SOLE REMEDY OF, TENANT WITH RESPECT TO ANY AND ALL CLAIMS ARISING UNDER OR IN CONNECTION WITH THE PROVISION OF EXTRA SERVICES UNDER THIS LEASE, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE LANDLORD'S PROFITS FOR PERFORMING EXTRA SERVICES HEREUNDER, WHICH SHALL BE DEEMED TO BE EQUAL TO THE AMOUNT OF THE MARK-UP RECEIVED BY LANDLORD AS SET FORTH ON EXHIBIT B-5 AND AS MAY BE ADJUSTED PURSUANT TO THE TERMS OF EXHIBIT-B-5. IN NO EVENT SHALL LANDLORD, ITS SUBSIDIARIES OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR INDIRECT, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOST OR ANTICIPATED PROFITS RELATING TO THE SAME) IN CONNECTION WITH THE PERFORMANCE OF EXTRA SERVICES UNDER THIS LEASE, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND TENANT HEREBY WAIVES ON BEHALF OF ITSELF AND ITS SUBSIDIARIES ANY CLAIM FOR SUCH

DAMAGES, INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

     K. THIRD PARTY CLAIMS. Tenant shall indemnify, defend and hold harmless Landlord, its Subsidiaries and each of their directors, officers and employees, and each of the successors and assigns of any of the foregoing (collectively, the "Landlord Indemnitees"), from and against any and all claims of any Person other than Abbott, any Abbott Subsidiary, Hospira and any Hospira Subsidiary (each herein a "Third Party") relating to, arising out of or resulting from Landlord's furnishing or failing to furnish the Extra Services provided for in this Lease, other than Third Party claims arising out of the gross negligence or willful misconduct of any Landlord Indemnitee.

     L. TITLE TO INTELLECTUAL PROPERTY. Tenant acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any intellectual property which is owned or licensed by Landlord, by reason of the provision of the Extra Services provided hereunder. Tenant will not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by Landlord, and shall reproduce any such notices on any and all copies thereof. Tenant will not attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by Landlord, and shall promptly notify Landlord or any such attempt, regardless of whether by Tenant or any Third Party, of which Tenant becomes aware.

     8. ALTERATIONS AND REPAIRS. Tenant shall not make a structural change or changes which can be seen from the exterior of the Building without Landlord's prior written consent. For purposes of this Lease, hot work, work requiring core drilling and surface penetration and work involving pressurized lines shall automatically be deemed a structural change requiring Landlord's prior written consent. Tenant shall not do any painting or decorating, erect any non-moveable partitions or make any additions, improvements, alterations or repairs to the Premises costing in each case more than $50,000.00 without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event Tenant proposes to make any addition, improvement, alteration or repair requiring Landlord's prior written approval, Tenant shall, prior to commencing any such activity, submit to Landlord for its prior written approval:
(i) detailed plans and specifications; (ii) all necessary governmental permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iii) certificates of insurance in form and amounts reasonably required by Landlord, naming Landlord and any other Parties designated by Landlord as additional insureds; and (iv) all other documents and information as Landlord may reasonably request in connection with such work. Neither approval of the plans and specifications nor supervision of the addition, improvement or alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or as to the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the addition, improvement or alteration. Each addition, improvement, alteration and repair shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each addition, improvement, alteration and repair shall be performed in compliance with all applicable governmental laws, ordinances, codes, orders, rules and regulations. Each addition, improvement, alteration and repair shall be performed by contractors approved by Landlord and all contractors shall act in harmony with Landlord's employees and contractors.

     Tenant agrees to protect, defend and indemnify the Landlord Indemnitees, the Premises and the Building from and against any and all liabilities of every kind and description which may arise out of or be connected in any way with said additions, alterations, improvements or repairs or the like, whether performed by or under the direction of Tenant and at the cost of Tenant. Upon completion of any addition, improvement, alteration or repair, if Landlord requests, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such work. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within thirty (30) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's reasonable expenses and attorneys' fees.

     Unless otherwise provided in this Paragraph or by written agreement, all additions, improvements, alterations, repairs and fixtures (except Tenant's furniture, trade fixtures and equipment) installed by Tenant during the Term shall be surrendered with the Premises and shall become Landlord's property without compensation to Tenant. Landlord shall have the option at the time of granting consent to additions, improvements and alterations to require their removal and the restoration of the Premises to the condition existing immediately prior to their installation at the expiration or early termination of the Lease. For any such installations which do not require Landlord's consent, Landlord shall have the option of requiring their removal and the restoration of the Premises to the condition existing immediately prior to their installation at the expiration or early termination of the Lease.

     Tenant shall remove its furniture, trade fixtures and equipment and all other items of personal property from the Premises prior to the end of the Term or any extension thereof, or at the termination of right of possession, however ended. Tenant shall repair any damages caused by the removal of such items. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, or at Landlord's sole option, Landlord may cause the items covered in this Paragraph to be removed and stored at the risk and cost of Tenant. Tenant shall pay to Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the

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end of the Term, however terminated or any extension thereof, at Landlord's sole option, shall be conclusively deemed to have been forever abandoned by Tenant.

     9.   MAINTENANCE AND REPAIR.

     A. Landlord shall at its own expense, maintain and keep in good repair and in a manner consistent with the maintenance and standards of other similar buildings owned by Landlord the foundation, walls (load bearing and wall surfaces in common corridors), exterior doors and doors through load bearing walls, floors, flooring (building standard carpet and tile), ceilings (excluding false ceilings not located in common areas), roof, elevators and other structural portions of the Building and common areas, and shall maintain the fire mains and sprinkler system in the Building and the Building's mechanical, electrical, plumbing, heating and ventilating equipment and systems. Landlord shall, also, at its sole cost and expense, maintain the following infrastructures serving the Premises:

     Distribution piping up to the first isolation valve upstream of any Tenant process for fresh water and steam plant;

     Distribution piping downstream of the utilities backflow preventer for Nitrogen, Carbon Dioxide, Compressed Air and Plant Air;

     Distribution piping downstream of the utilities isolation valve for distilled water and lake water;

     WFI stills, tanks and recirculation loop;

     ACW water line up to the inlet of the ACW's back flow preventer;

     Condensate distribution piping downstream of first isolation valve from the first trap;

     Power Distribution up to MCC panels; and

     Nine (9) break tanks located within the basement of the Premises and all associated piping discharging from the break tanks only.

     Landlord shall perform its maintenance in a manner designed to minimize interference with Tenant's use of the Premises to the extent such is reasonably possible without incurring additional costs. Landlord shall perform its maintenance obligations in accordance with the laws of the United States, the State of Illinois and all directions and regulations of governmental agencies having jurisdiction over the Premises. Landlord shall have no obligation for Tenant's personal property, furniture, trade fixtures and equipment, which shall be Tenant's responsibility.

     B. Tenant shall at its own expense, maintain and keep in good repair and in a manner consistent with the current standards of the Building, the process HVAC systems and controls, the flooring (excluding building standard carpet and tile); false ceilings, interior doors, non-load

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bearing walls within the Premises. Tenant shall also, at its sole cost and expense maintain the following components of system infrastructure list:

     Above grade chemical sewer piping; storm sewer other than below grade piping and grade roof drains piping;

     Power Distribution from the MCC panels and beyond;

     Nitrogen, carbon dioxide and distilled water systems up to the inlet isolation valve to the secondary backflow preventer or up to the first isolation valve upstream of any process takeoff;

     WFI inlet control valve to the break tank and beyond; and

     ACW system from the backflow preventer and beyond.

     C. Tenant shall, at its expense, maintain its furniture, trade fixtures and equipment, at all times in good condition and repair. Tenant shall be responsible for the cleaning and maintenance of all Tenant's furniture, trade fixtures and equipment. Tenant shall commit no waste of any kind on or about the Premises and Tenant shall pay for all damage to the Building, as well as damage to tenants or occupants thereof, caused by misuse or neglect of the Premises, by Tenant or Tenant's employees, agents or invitees. At the expiration of the Term, Tenant shall surrender the Premises in good condition, normal wear and tear and damage by fire or other insured casualty excepted.

     10. ASSIGNMENT-SUBLEASE. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, this Agreement shall be assignable by either Party in whole with the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned) in connection with: (i) a merger or consolidation of such Party; (ii) the sale of all or substantially all of the assets of such Party; or (iii) the acquisition by a Third Party of at least 30% of the combined voting power of the then-outstanding securities of such Party entitled to vote generally in the election of directors (each such occurrence, a "Change of Control Event"), in each case so long as the resulting, surviving or transferee Person assumes all the obligations of the assignor hereunder by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party. It shall not be deemed to be unreasonable for a Party to withhold consent to assignment in connection with a Change of Control Event on the basis that the proposed assignee is a competitor of such Party. In the event a Party effects a Change of Control Event without the other Party's prior written consent to assign this Agreement as set forth above, the latter Party may terminate this Agreement, in its sole discretion, with effect immediately upon the occurrence of such Change of Control Event.

     11. INDEMNIFICATION AND INSURANCE. Landlord shall not be liable to Tenant or to any other Persons for any injury to or death of any Person or for loss or damage to property (including property of Tenant) occurring in the Building or the Premises from any cause whatsoever, except to the extent caused by Landlord's negligence or willful misconduct. Tenant agrees to indemnify and save Landlord harmless from all loss, damage, liability and expense

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(including expense of defending claims) relating to any actual or alleged injury to or death of any Person or loss or damage to property caused by or resulting from any occurrence on the Premises, except to the extent caused by Landlord's negligence or willful misconduct. Tenant shall, at Tenant's expense, maintain liability insurance and "All Risk" insurance with insurers, coverages, amounts and waiver of subrogation and cancellation clauses acceptable to Landlord. The liability insurance coverage shall include, without limitation, minimum limits of $2,000,000.00 (combined single limit per occurrence and $10,000,000.00 annual aggregate) for property damage. For bodily injuries and death, Tenant's insurance carrier should be licensed to do business in Illinois and maintain a minimum Best's rating of "A", category "X". Tenant's "All Risk" insurance coverage shall include coverage of its moveable fixtures, office equipment, furniture, trade fixtures and all other items of Tenant's property on the Premises. Such policy or policies shall name Landlord as an additional insured and shall be noncancellable as to Landlord and not subject to material change except upon at least thirty (30) days' prior written notice given to Landlord. Tenant shall furnish Landlord with a copy of said policy or policies or other acceptable evidence that said insurance is in effect on the date hereof and at least fifteen (15) days prior to the expiration of the then current policies. Landlord shall maintain commercial general liability insurance and "All Risk" insurance for the full replacement value of the Building and all improvements, machinery and fixtures. Each Party may self-insure its insurance obligations hereunder.

     12. INSPECTION. Landlord may retain a key to the Premises and Landlord and its employees and agents shall have the right to inspect the Premises at all reasonable times and to enter the same whenever reasonably necessary to exercise any right or privilege of Landlord under this Lease.

     13. EMINENT DOMAIN. If the entire Premises (or a material portion thereof such that the remainder of the Premises is no longer suitable for Tenant's use) shall be taken by any public or governmental authority under the power of eminent domain, the Term shall cease as of the date possession is taken by such authority and the Rent shall be paid up to that date. If only a part of the Premises shall be taken and the remainder remains tenantable for the purposes for which Tenant has been using the Premises, then this Lease shall continue in effect, except that the Rent shall be reduced in proportion to the amount of square footage of the Premises so taken, and Landlord, at its expense, shall make all necessary repairs and alterations to the Premises required by such taking. However, Landlord shall not be required to make such repairs and alterations, and this Lease shall terminate on the date possession is taken by the applicable authority, if so much of the Building is taken by eminent domain so as to make such repairs and alterations, in Landlord's reasonable judgment, economically disadvantageous. All damages awarded for such taking may be retained by Landlord, whether such damage is awarded as compensation for diminution in the value of the leasehold or to the fee of the Premises. Tenant shall be entitled to make a separate claim for cost of removal of equipment and fixtures and Landlord shall not be entitled to any separate award arising out of such claim. The term "eminent domain" as used herein shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu thereof.

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     14.  FIRE AND OTHER CASUALTY. Should the Building or the Premises be
damaged by fire or other casualty, and if the damage is repairable within ninety
(90) days from the date of such casualty (with the repair work and the preparation therefor to be done during regular working hours on regular working days), as determined by Landlord's architect, then the damage shall be repaired with due diligence by Landlord. In the meantime, Rent shall be abated in the same proportion that the untenantable portion of the Premises bears to the whole thereof. Should the Premises or the Building be completely destroyed by fire or other casualty, or should they be damaged to such an extent that the damage cannot be repaired within ninety (90) days from the date of the casualty, as determined by Landlord's architect, Landlord and Tenant shall each have the option of terminating this Lease and shall so advise the other within thirty
(30) days after the date of the casualty. If neither Party has elected to terminate this Lease within said thirty (30) day period, Landlord shall commence and prosecute with reasonable diligence any work necessary to restore or repair the Premises. For the period from the occurrence of any damage to the Premises to the date of completion of the repairs (or to the date of termination of this Lease) the Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof. Rent hereunder shall not abate if Tenant's negligence was the cause of the damage or casualty.

     15. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective "All Risk" insurance policies, including any extended coverage and endorsements thereto, and agree to cause their respective insurers to do the same.

     16.  DEFAULTS AND REMEDIES.

     A. DEFAULTS BY TENANT. The occurrence of any of the following shall constitute a default ("Default") by Tenant hereunder:

               1. If Tenant defaults in the payment of Rent, and if the default is not remedied within five (5) days after written notice thereof by Landlord to Tenant;

               2. If Tenant defaults in the prompt and full performance of any term, covenant or provision of this Lease (except those specified in SUBPARAGRAPHS (1), (3), (4), (5), (6) and (7) of this SUBPARAGRAPH A of PARAGRAPH 16) and if such default is not remedied within thirty
          (30) days after notice thereof by the Landlord; provided, however, if such default is capable of being cured but cannot by its nature be cured within thirty (30) days, Tenant shall have such longer period as is reasonably necessary (not to exceed ninety (90) days from the date of the initial default) to cure such default, provided Tenant has promptly commenced and is diligently pursuing such cure;

               3. If the leasehold interest of Tenant is levied upon under execution or is attached under process of law, which levy or attachment continues for a period of thirty (30) days;

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               4.   If Tenant shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors;

               5. If Tenant shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

               6. If Tenant shall take any corporate or other action to authorize any of the actions set forth above in SUBPARAGRAPHS A(4) and A(5) of this PARAGRAPH 16; or

               7. If any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) which results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or
          (ii) which is not dismissed for a period of thirty (30) days.

     B.   LANDLORD'S REMEDIES.

               1. Upon the occurrence of any one or more Defaults by Tenant, Landlord may elect to terminate this Lease and Tenant's right to possession of the Premises. Upon any termination of this Lease, whether by lapse of time or otherwise, Tenant shall surrender possession and vacate the Premises and deliver possession thereof to Landlord. In such event, Tenant hereby grants to Landlord full and free license (a) to enter into and upon the Premises with or without process of law, (b) to repossess the Premises, (c) to expel or remove Tenant and any others who may be occupying or be within the Premises, and (d) to remove any and all property therefrom using such force as may be necessary without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

               2. Landlord may but shall not be obligated to cure any Default by Tenant hereunder. If Landlord so elects, all costs and expenses paid by Landlord in curing such Default and reasonable legal fees in connection therewith shall be additional rent due on the next rent date.

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               3.   Notwithstanding anything in the Lease to the contrary, any and all remedies set forth in this Lease (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as the Landlord may elect. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same, or any other term, covenant or condition herein contained. Neither the acceptance of Rent nor any other action or omission of Landlord at any time or times after the happening of any breach by Tenant of any term, covenant or condition of this Lease, shall operate as a waiver of any past or future breach of any term, covenant or condition hereof or to deprive Landlord of its right to exercise its remedies on account of such breach, or be construed so as to at any future time estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

     C. LANDLORD'S DEFAULT AND TENANT'S REMEDIES. If Landlord fails to observe or perform any material covenant, agreement or obligation to be performed by Landlord under this Lease, and if such failure shall continue for more than thirty (30) days after notice thereof from Tenant to Landlord (unless such failure requires work to be performed, acts to be done, or conditions to be removed which, by their nature, cannot reasonably be performed, done or removed, as the case may be, within such period, in which event, if the Landlord shall have commenced curing or correcting the same within such period and shall have diligently prosecuted such cure, or correction, such thirty (30) day period shall be extended by such additional time period as may be reasonably required for Landlord to cure or correct such failure), then Tenant shall have and may exercise such rights and remedies to which it may be entitled at law or in equity upon such default of Landlord, including, but not limited to, the right to expend amounts necessary to cure such Default and to deduct such amounts from Rent payments due Landlord.

     17. NOTICES. All notices or other communications under this Lease must be in writing and shall be deemed to be duly given (a) when delivered in person,
(b) upon transmission via confirmed facsimile transmission, provided that such transmission is followed by delivery of a physical copy thereof in person, via U.S. first class mail, or via a private express mail courier, or (c) two (2) days after deposit with a private express mail courier, in any such case addressed as provided in PARAGRAPHS 5 and 6 of the Lease Schedule. Any Party may, by notice to the other Party, change the address to which such notices are to be given.

     18. HOLDING OVER. In the event Tenant remains in possession of the Premises or any part thereof after the expiration of this Lease, without a written lease, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month subject to all of the conditions, provisions and obligations of this Lease insofar as they may be applicable to such month-to-month tenancy, except as provided in this PARAGRAPH 18. During such holding over, Tenant shall pay Rent at one hundred twenty five percent (125%) the rate payable for the year immediately preceding said holding over computed on a monthly basis for the time Tenant thus remains in

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possession. The provisions of this Paragraph do not waive Landlord's rights of re-entry or right to regain possession by actions at law or in equity or by any other rights hereunder.

     19. SUCCESSORS OR ASSIGNS. This Lease shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

     20. SUBORDINATION. Tenant agrees that this Lease shall be subordinate in interest to any mortgage or ground lease covering the Building now in effect or hereafter given by Landlord or others provided that so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect and Tenant's possession of the Premises shall not be disturbed. Tenant agrees at Landlord's request to execute an appropriate instrument confirming its subordination in exchange for a written non-disturbance agreement executed by any such lender or ground lessor in a form as may be reasonably acceptable to Tenant.

     21. QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and performing Tenant's obligations under this Lease, shall peaceably have, hold and enjoy the Premises for the Term without any hindrance by or through Landlord, or its successors or assigns.

     22. PARKING. Tenant and its employees, guests and visitors shall be permitted to park, along with other tenants of the Building, their employees, guests and visitors in parking areas adjacent to the Building in accordance with Landlord's standard parking procedures.

     23. SALE BY LANDLORD. In the event of an arms length sale or conveyance by Landlord to an unrelated third party of Landlord's interest in the Building or in this Lease, the same shall operate to release Landlord from any future liability under this Lease accruing from and after such transfer. Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for the performance of Landlord's covenants and obligations.

     24. ESTOPPEL CERTIFICATE. Tenant shall, at the request of Landlord at any time and from time to time upon not less than ten (10) business days' prior written notice, furnish to Landlord, or an entity designated by Landlord, a certificate stating (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid, (iii) that Tenant is in possession and paying Rent on a current basis with no offsets, defenses or claims, (iv) that there are not any uncured defaults on the part of Tenant and to Tenant's knowledge, on the part of Landlord, under the Lease (or specifying such defaults, if any are claimed) and (v) such other matters as Landlord may reasonably require or that any prospective purchaser, mortgagee or ground lessor may require.

     25. TRANSFER OF PERSONAL PROPERTY, EQUIPMENT AND TRADE FIXTURES. In consideration of Tenant's obligations and covenants hereunder, Landlord hereby sells, assigns, transfers and conveys to Tenant all of its right, title and interest in and to the personal property, equipment and trade fixtures located on the Premises as of the Effective Date. From and after the Effective Date, all personal property, equipment and trade fixtures located on the Premises shall be deemed the property of Tenant.

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     26.  HAZARDOUS MATERIALS. Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate ("Initial Disclosure Certificate") a fully completed copy of which is attached hereto as EXHIBIT E and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is true and correct and accurately describes all Hazardous Materials (as defined below) which will be manufactured, treated, used, handled, transported or stored on or about the Premises by Tenant or Tenant's agents. Tenant shall on each anniversary of the Commencement Date and at such other times as Tenant desires to manufacture, treat, use, handle, transport or store on or about the Premises new or additional Hazardous Materials which were not listed on the Initial Disclosure Certificate, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an "Updated Disclosure Certificate") describing the then current and proposed future presence of Hazardous Materials on or about the Premises, which Updated Disclosure Certificate shall be in the same format as that which is set forth in EXHIBIT E or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Disclosure Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use, handling, transportation or storage of new or additional Hazardous Materials on or about the Premises, and Landlord shall have the right to approve or disapprove such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall not allow the presence of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or as otherwise approved by Landlord in writing in accordance with this PARAGRAPH 26, which approval shall not be withheld if consistent with Landlord's past practice on the Premises.

     Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, which consent shall not be unreasonably withheld, and (b) complying with all applicable federal, state and local laws and ordinances pertaining to the transportation, storage, use, treatment, handling, manufacture or disposal of such Hazardous Materials, including but not limited to obtaining and complying with proper licenses and permits. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any underground storage tanks.

     If, during the Term, the treatment, handling, manufacture, transportation, storage, use, release or disposal of Hazardous Materials on the Premises results in the contamination of leasehold improvements (including buildings), equipment, soil or surface or ground water or loss or damage to Person(s) or property, then Tenant agrees to: (a) notify Landlord immediately of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards, and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees and costs (all such losses, collectively, "Losses"), arising from or connected with any such contamination, claim of contamination, loss or damage. Tenant agrees to fully cooperate with Landlord and provide such

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documents, affidavits and information as may be requested by Landlord (a) to comply with any Environmental Requirements, (b) to comply with the request of any lender, purchaser, tenant, or government agency and/or (c) for any other reason deemed necessary by Landlord in its sole discretion. Tenant further shall: (a) notify Landlord promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Requirements, (b) promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Requirements, (c) promptly pay when due any fine, penalty or assessment against Landlord, Tenant or the Premises relating to any such spill or release or any violation of any Environmental Requirements during the Term, and (d) indemnify, defend and hold Landlord harmless from and against any and all Losses relating to or arising from any such spill or release or any violation of an Environmental Requirement.

     If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises.

     Landlord shall have the right, but not the obligation, without in any way limiting Landlord's other rights and remedies under this Lease to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under or emanating from the Premises or the Building in violation of Tenant's obligations under this Lease or under any laws regulating Hazardous Materials. Notwithstanding any other provision of this Lease, Landlord shall have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with any governmental agency or authority against Tenant, Landlord or the Premises relating to any Hazardous Materials or under any related law or the occurrence of any event or existence of any condition that would case a breach of any of the covenants set forth in this PARAGRAPH 26. Prior to or promptly after the expiration or termination of this Lease, Landlord may conduct or require an environmental audit, assessment or investigation of the Premises by a qualified environmental consultant. Landlord and Tenant shall equally share the reasonable costs of such an environmental audit and shall, at its sole cost and expense, take all actions recommended in such audit to remediate any environmental conditions. The provisions of this PARAGRAPH 26 shall survive the expiration or earlier termination of this Lease.

     As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, asbestos, PCBs, mold, radioactive materials and similar compounds.

     As used in this Lease, the term "Environmental Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials, each as amended and as in effect prior to, on, or after the date of this Lease.

     27. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas; (d) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (e) to approve or disapprove the weight, size or location of heavy equipment in and about the Premises; and (f) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building. The exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim.

     28. CONFIDENTIALITY. Each Party, on behalf of itself and each of its Subsidiaries, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Landlord's confidential and proprietary information pursuant to policies in effect as of the Effective Time, all Information concerning the other and the other's Subsidiaries that is either in its possession (including Information in its possession prior to the Effective Time) or furnished by the other or the other's Subsidiaries or their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Lease, and shall not use any such Information other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such Party or its Subsidiaries or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives; (ii) later lawfully acquired from other sources by such Party (or any

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of its Subsidiaries) which sources are not themselves bound by a confidentiality obligation; or (iii) independently generated without reference to any proprietary or confidential Information of the other Party.

     29. DEBARMENT AND EXCLUSION. Landlord represents and warrants that neither it, nor any of its employees or agents working on Tenant's behalf, has ever been, is currently, or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Debarred Individual. Landlord further covenants, represents and warrants that if, during the Term of this Lease, it, or any of its employees or agents working on Tenant's behalf, becomes or is the subject of any FDA investigation or debarment proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Debarred Individual, Landlord shall immediately notify Tenant, and Tenant shall have the right to immediately terminate this Lease. For purposes of this provision, the following definitions shall apply:

          (a) A "Debarred Individual" is an individual who has been debarred by the FDA pursuant to 21 U.S.C. Section 335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug product application.

          (b) A "Debarred Entity" is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. Section 335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

     30.  MISCELLANEOUS.

     A. TIME OF THE ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

     B. GOVERNING LAW/COMPLIANCE WITH LAWS. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois irrespective of the choice of laws principles of the State of Illinois, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

     C. LEASE MODIFICATION. Should any mortgagee or ground lessor require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease may be so modified.

     D. ALTERNATIVE DISPUTE RESOLUTION. The Parties acknowledge that, from time to time after the Effective Date, a controversy, dispute or claim may arise relating to either Party's rights or obligations under this Lease. The Parties agree that any such controversy, dispute or claim (whether arising in contract, tort or otherwise) arising out of or relating in any way to this Lease (shall be resolved by the Alternative Dispute Resolution ("ADR") provisions set forth in EXHIBIT D attached hereto, the result of which shall be binding upon the Parties. Unless otherwise agreed in writing, the Parties shall continue to provide services and honor all other commitments under this Lease during the course of dispute resolution pursuant to the provisions of EXHIBIT D with respect to all matters subject to such dispute, controversy or claim.

     E. INDEPENDENT CONTRACTORS. It is understood that both Parties hereto are independent contractors and engage in the operation of their own respective businesses and neither Party hereto is to be considered the agent of the other Party for any purpose whatsoever and neither Party has any authority to enter into any contract or assume any obligation for the other Party or to make any warranty or representation on behalf of the other Party. Each Party shall be fully responsible for its own employees, servants and agents, and the employees, servants and agents of one Party shall not be deemed to be employees, servants and agents of the other Party for any purpose whatsoever.

     F. FORCE MAJEURE. Neither Party shall be deemed in default of this Lease to the extent that any delay or failure in the performance of its obligations under this Lease results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil, military or government authority, embargoes, epidemics, war, riots, insurrections, acts of terrorism, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

     G. LIMITATIONS ON LIABILITY. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner's ownership. EXCEPT AS OTHERWISE SET FORTH IN PARAGRAPH 7J ABOVE, ANY LIABILITY OF LANDLORD UNDER THIS LEASE SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PREMISES, AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD. IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE TO THE OTHER PARTY FOR INDIRECT, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS LEASE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF AND ITS SUBSIDIARIES ANY CLAIM FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

     H. EXCLUSION FROM LIABILITY LIMITATION. The foregoing limitations on liability in PARAGRAPH 30G. shall not apply to: either Party's liability for breaches of confidentiality under PARAGRAPH 28 (Confidentiality).

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     31.  NO REAL ESTATE BROKERS. Landlord and Tenant each represent and warrant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and that it knows of no real estate broker, agent or finder which is or might be entitled to a commission or fee in connection with the Lease. If any claim for broker's or finder's fees or commissions in connection with the Lease, Landlord shall indemnify, hold harmless and defend Tenant from and against any and all liability, claims, demands, damages and costs (including, without limitation, reasonable attorneys' fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Landlord, and Tenant shall indemnify, hold harmless and defend Landlord from and against any and all liability, claims, demands, damages and costs
(including, without limitation, reasonable attorney's fees and other litigation expenses) on account of such claim if it shall be based upon any statement, representation or agreement claimed to have been made by Tenant.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Lease on the date first above written.

                                       Landlord:

                                       ABBOTT LABORATORIES

                                       By:
                                          ----------------------------
                                       Title:
                                             -------------------------


                                       Tenant:

                                       HOSPIRA, INC.

                                       By:
                                          ----------------------------
                                       Title:
                                             -------------------------